EXHIBIT 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

July 25, 2014

Direct Insite Corp.
500 East Broward Boulevard
Suite 1550
Fort Lauderdale, FL 33323

Ladies and Gentlemen:

We have acted as counsel to Direct Insite Corp, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, which may be issued pursuant to the Company’s 2014 Stock Incentive Plan (as the same may be further amended from time to time, the “Plan”).

In rendering this opinion, we have examined copies of the following documents (collectively, the “Transaction Documents”):

A.	the Company’s Certificate of Incorporation, as amended to date;

B.	the Company’s By-Laws; and

C.	the Registration Statement.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the representations and warranties of the Company contained in the Transaction Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms stated in the Plan or in the award agreements entered into pursuant thereto, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Kramer Levin Naftalis & Frankel LLP KRAMER LEVIN NAFTALIS & FRANKEL LLP